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Exhibit 24.1

POWER OF ATTORNEY

        KNOW ALL MEN BY THESE PRESENTS, that each of the undersigned, being a director or officer of General Electric Company, a New York corporation (the "Company"), hereby constitutes and appoints Benjamin W. Heineman, Jr., Keith S. Sherin, Philip D. Ameen, Michael R. McAlevey and Robert E. Healing, and each of them, his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead in any and all capacities, to sign one or more Registration Statements under the Securities Act of 1933, as amended, on Form S-4 or such other form as such attorneys-in-fact, or any of them, may deem necessary or desirable, any amendments thereto, and all post-effective amendments and supplements to such registration statement, including amendments filed on Form S-8, for the registration of shares of Company Common Stock to be offered and sold in connection with the acquisition by the Company of HPSC, Inc., in such forms as they or any one of them may approve, and to file the same with all exhibits thereto and other documents in connection therewith with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done to the end that such Registration Statement or Registration Statements shall comply with the Securities Act of 1933, as amended, and the applicable Rules and Regulations adopted or issued pursuant thereto, as fully and to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them or their substitute or resubstitute, may lawfully do or cause to be done by virtue hereof.

        IN WITNESS WHEREOF, each of the undersigned has hereunto set his or her hand this 25th day of July, 2003.

/s/ JEFFREY R. IMMELT Jeffrey R. Immelt Chairman of the Board (Principal Executive Officer and Director)
/s/ KEITH S. SHERIN Keith S. Sherin Senior Vice President—Finance (Principal Financial Officer)	/s/ PHILIP D. AMEEN Philip D. Ameen Vice President and Comptroller (Principal Accounting Officer)

/s/ JAMES I. CASH, JR. James I. Cash, Jr. Director	Rochelle B. Lazarus Director
Dennis D. Dammerman Director	/s/ SAM NUNN Sam Nunn Director
/s/ ANN M. FUDGE Ann M. Fudge Director	/s/ ROGER S. PENSKE Roger S. Penske Director
/s/ CLAUDIO X. GONZALEZ Claudio X. Gonzalez Director	Gary L. Rogers Director
/s/ ANDREA JUNG Andrea Jung Director	/s/ ANDREW C. SIGLER Andrew C. Sigler Director
/s/ ALAN G. LAFLEY Alan G. Lafley Director	Robert J. Swieringa Director
/s/ KENNETH G. LANGONE Kenneth G. Langone Director	Douglas A. Warner III Director
/s/ RALPH S. LARSEN Ralph S. Larsen Director	Robert C. Wright Director

A MAJORITY OF THE BOARD OF DIRECTORS

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POWER OF ATTORNEY